 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2016

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2016, and pursuant to Sections 27 and 29 of the Rights Agreement, dated July 2, 2007 (the “Rights Agreement”), by and between Bank of Marin Bancorp and Bank of Marin, a California chartered bank, the Board of Directors of Bank of Marin Bancorp (NASDAQ: BMRC) unanimously agreed to enter into Amendment No. 1 (the “Amendment”).

The Amendment reduces the percentage of share ownership defining an “Acquiring Person” and certain related terms from fifteen percent (15%) to ten percent (10%) of the outstanding Common Shares. The Board believes that potential actions by a single accumulating shareholder and the concurrent risk of interference with the Company's expansion activities makes the Amendment necessary to protect shareholder value while pursuing its existing strategy.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is included with this Current Report on Form 8-K

Exhibit Number	Description

4.2	Amendment No. 1 to Rights Agreement between Bank of Marin Bancorp and Bank of Marin, as Rights Agent, dated as of June 17, 2016 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 22, 2016	BANK OF MARIN BANCORP

		by:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.2	Amendment No. 1 to Rights Agreement between Bank of Marin Bancorp and Bank of Marin, as Rights Agent, dated as of June 17, 2016 (filed herewith).